Exhibit 10.22

                              COAL SUPPLY AGREEMENT



     THIS COAL SUPPLY AGREEMENT ("Agreement") is entered into effective the 1st day of October, 2003 between Vectren Fuels, Inc., an Indiana corporation, whose principal business address is 20 N. W. Fourth Street, Evansville, Indiana 47708 ("Seller"), and Vectren Energy Delivery of Indiana, Inc. a/k/a Southern Indiana Gas and Electric Company, an Indiana corporation, whose principal business address is 20 N.W. Fourth Street, Evansville, Indiana 47708 ("Buyer").

                                WITNESSETH, That:

     WHEREAS, Buyer desires to secure to the extent of the quantities and for the period hereinafter stated, a supply of bituminous coal or synfuel of the quality hereinafter set forth, for use in Buyer's Warrick Plant Unit No. 4 ("Plant");and

     WHEREAS, Seller desires to sell coal or synfuel to Buyer and Buyer desires to buy coal or synfuel from Seller, upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, Seller agrees to sell and deliver coal or synfuel to Buyer and Buyer agrees to purchase and accept delivery of coal or synfuel from Seller, pursuant to the terms and conditions set forth as follows:

                                    ARTICLE I
                         AGREEMENT OF SALE AND PURCHASE

     1.1 Sale and Purchase; Source of Coal. Seller agrees to sell and Buyer agrees to purchase, the quantity and quality of coal or synfuel (hereinafter collectively referred to as "coal") specified herein, on the terms and subject to the conditions hereinafter set forth. The source of coal to be supplied under this Agreement shall be from the Gibson County Mine located near Princeton, IN ("Mine"). Alternate Source Coal (as defined hereinafter) may be supplied by Seller, subject to the provisions of Section 6.4 of this Agreement.


     1.2 Title and Risk of Loss. The sale of coal under this Agreement shall occur, and ownership and risk of loss shall pass from Seller to Buyer, upon delivery of coal to the Plant.

                                   ARTICLE II
                                      TERM

     2.1 Term. The term of this Agreement shall commence on October 1, 2003, and shall continue until and including December 31, 2004 (the "Term"). No suspension of an obligation under this Agreement by reason of Force Majeure shall extend the Term of this Agreement, except upon mutual agreement of Seller and Buyer.


                                   ARTICLE III
                               QUANTITY AND OPTION

     3.1 Quantity. Seller shall sell and deliver, and Buyer shall purchase and accept delivery of, coal at the Plant in the amount of 10,000 tons per month during each month of the Term of this Agreement. Buyer may adjust the tonnage to be delivered in any month to any amount within a range from 9,000 to 11,000 tons per month with thirty ( 30) days' advance written notice to Seller.

     3.2 Additional Quantity. Seller, in its sole discretion, may offer more than 11,000 tons of coal per month that meets the quality specifications set forth on Exhibit A. If additional coal is offered by Seller, Buyer shall have the option to purchase all, or a portion of, such additional coal at the pricing, terms and conditions set forth in this Agreement. Seller shall provide reasonable prior written notice of any such additional coal that Seller may have available for sale to Buyer. Within three (3) business days from Buyer's receipt of Seller's notice offering additional coal, Buyer shall provide written notice of its acceptance or rejection of any additional coal offered by Seller. Buyer's failure to respond within three (3) business days from Buyer's receipt of Seller's notice shall be deemed a rejection of any additional coal.


                                   ARTICLE IV
                   PRICE AND ADJUSTMENT; INVOICING AND PAYMENT

     4.1 Price. Effective October 1, 2003, the price of coal delivered to the Plant shall be $1.1477 per million BTU's, plus $4.35 per ton for transportation charges. The transportation charges specified herein shall be adjusted on a monthly basis to adjust for fluctuations in the price of diesel fuel. The adjustments made by Seller shall be identical to the adjustments made by Seller's contract carrier under the contract carrier's Coal Hauling Contract with Seller.

     4.2 Invoicing. Seller shall invoice Buyer semi-monthly. Invoices, without backup data, shall be telecopied to Buyer promptly after the last shipment of the pertinent semi-monthly period and promptly thereafter the original invoice shall be mailed along with appropriate backup data. As used herein, "semi-monthly period" means the first fifteen (15) days of a calendar month or the days remaining in a calendar month following the 15th day of the month.

     4.3 Payment. Buyer shall mail payment within fifteen (15) days following Buyer's receipt of Seller's semi-monthly invoices. In the event that Buyer does not mail payment in accordance with the terms of this Agreement, then delinquent payments shall bear interest at the prime rate of interest reported in the "Money Rates" section of "The Wall Street Journal" (the "Prime Rate"), as of the first day of any such delinquency.

     4.4 Errors or Omissions. In the event that any Seller's invoice can be demonstrated by Buyer to contain a material error or omission which unavoidably delays Buyer's ability to process payment of such invoice in a timely manner, Seller shall extend the payment due date for the portion of the invoiced amount which is affected, by the same number of days (from the time Buyer first notified Seller of the error or omission) as it takes Seller to provide the corrected or additional data required by Buyer.

     4.5 Disputed Amount. If Buyer disagrees with the amount of any invoice for reasonable cause, Buyer shall promptly notify Seller by facsimile transmission, followed promptly by written confirmation which shall set forth the basis for such disagreement, so that the dispute may be resolved before the payment due date. If any portion of an invoice is not reconciled prior to the payment due date, the undisputed amount shall be paid when due and the disputed portion shall be held in abeyance until the dispute is resolved. Buyer may, at its option, pay the disputed portion of any invoice without thereby waiving its right to contest such disputed portion of the invoice. Upon final resolution of the dispute, any adjustment due either Buyer or Seller shall bear interest at the Prime Rate in effect as of the date upon which Buyer notifies Seller of the existence of a dispute.

                                    ARTICLE V
                                     QUALITY

     5.1 Quality; Specifications. The coal supplied under this Agreement shall meet the quality specifications set forth on Exhibit A on an "as received" basis. If Moisture %, Ash% or SO2 lb/mmbtu monthly weighted averages specified are not met for any reason, the Buyer shall impose penalties on the Seller as outlined in Exhibit B. If the Seller is able to exceed these same monthly averages specified, the Buyer shall pay a premium to the Seller as indicated in Exhibit B. The term "as received" for purposes of this Agreement shall have that meaning defined in specifications promulgated by the American Society for Testing and Materials. The coal supplied under this Agreement shall be washed, crushed to two (2) inch maximum top size, and shall be substantially free of impurities, such as bone, slate, rock, wood, tramp metal, and mine debris. In the event that the coal supplied hereunder fails to meet the quality requirements specified herein , Seller shall indemnify, defend and hold harmless Buyer from and against any and all claims, liabilities, damages, fines, penalties, costs and expenses, including reasonable attorney fees, that Buyer has incurred as a direct result of Seller's failure to deliver coal meeting the quality specifications specified herein. Such indemnification shall include, but shall not be limited to, any costs, fines and penalties associated with environmental remediation incurred by Buyer. .

     5.2 Weights. The weight of the coal delivered hereunder shall be determined by Buyer on the basis of certified scales maintained at the Plant. Empty and full truckload weights shall be ascertained for each truckload delivery of coal. Buyer shall furnish to Seller the weight of each shipment of coal to be received by Buyer within one (1) business day after delivery to the Plant.

     5.3 Sampling and Analysis. Each daily shipment of coal shall be sampled for the purpose of analysis prior to delivery to Buyer. Such analysis of the coal shall be undertaken as a "quick analysis" by a mutually agreed to independent laboratory. Seller shall furnish the results of such analysis to the Buyer , by no later than three (3) business days after the day of delivery. Such analyses shall govern for the purposes of determining compliance with the quality specifications required under this Agreement, except as otherwise provided herein below:

     A. All sampling and analysis shall meet ASTM Standards, as they apply for "quick analysis". All samples collected by Seller or its designated representative shall be divided into four sample splits. One sample split shall be sent to the initial mutually agreed to independent laboratory for initial analysis and such analysis shall initially govern as to the quality of the coal shipment as to which such sample pertains. The second sample split shall be retained by Seller for its analysis. A third sample split shall be sent to Buyer for Buyer's analysis. If either Buyer or Seller, based upon its analysis of its sample split, disputes the initial analysis, they may request the fourth sample split be sent for analysis to a second mutually agreeable independent laboratory (the "Referee Lab"). If the results of the Referee Lab analysis are outside ASTM reproducibility tolerance from the initial analysis, the Referee Lab analysis shall be binding upon the parties. Notice of objection to analysis shall be given within fifteen (15) days of receipt of the initial reported analysis. Otherwise the initial reported analyses shall conclusively establish the characteristics of the coal. All Referee Lab analytical charges associated with a disputed analysis shall be paid by the party that requested such Referee Lab analysis.

     B. Sampling and analysis shall be performed on not greater than 750 ton batches, unless otherwise mutually agreed.

     C. Coal not complying with the quality specifications set forth herein will not be accepted by Buyer unless authorized prior to delivery. At the option of the Buyer, acceptance of non-conforming coal may be conditioned upon reductions in price, which shall be agreed upon in writing prior to delivery of any such non-conforming coal.

     5.4 Limitation of Seller's Warranties. Seller agrees to fully meet the quality specifications required herein for all coal provided pursuant to this Agreement. Provided that Seller strictly complies with the quality specifications required herein, then Buyer agrees that Seller makes no other warranty, express or implied, including, but not limited to, warranties of merchantability or of fitness for a particular purpose.

     5.5 Buyer's Extraordinary Termination Rights. If Buyer is suffering substantial damages at its Plant from (a) unit derating; (b) increased forced outage rates; or (c) other abnormal operating conditions, solely due to characteristics of the coal supplied by Seller, although the coal supplied by Seller hereunder may be meeting the quality specifications set forth in Exhibit A, Buyer shall notify Seller of the nature of the operating problem, and the specific coal characteristic(s) that is (are) causing such problem. Buyer and Seller shall promptly undertake good faith efforts to determine if there are practical methods to eliminate or substantially mitigate any such problem and, with mutual agreement by Buyer and Seller, shall take appropriate corrective action. If, after a period of three (3) months from the date Buyer notifies Seller of a problem with burning the coal of the quality being supplied, the parties have not reached agreement and executed a document defining a mutually acceptable way to eliminate or mitigate such problem, which agreement and execution shall not be unreasonably withheld, Buyer shall have the option of terminating this Agreement by giving written notice to Seller, with such termination to be effective two (2) months after the giving of such notice.

                                   ARTICLE VI
                                    DELIVERY

     6.1 Deliveries. Coal conforming to Buyer's specifications shall be supplied to Buyer at the Plant. Delivery will normally be between the hours of 7:30 A.M. and 6:00 P.M., Monday thru Friday, except during periods when the Plant is closed due to scheduled vacations, holidays, or periods of Force Majeure, unless special restricted or extended hours are mutually agreeable to Buyer and Seller. The monthly quantity of coal, as established pursuant to the provisions of
Article III, shall be delivered under a mutually agreed to schedule in substantially equal daily quantities. All Buyer's Trucks will be scheduled by Buyer and coordinated with Seller for the shipment of coal in accordance with this Agreement. Buyer shall obtain all applicable tariffs or transportation contracts for the truck movement of coal hereunder. Seller agrees to provide reasonable assistance as requested by Buyer.

     6.2 Rejection. Buyer shall have the right to reject coal which does not conform to the specifications set forth in Exhibit A, on a per shipment basis. A "shipment" is the quantity of coal delivered to Buyer on a given day, upon which ASTM sampling and analysis have been performed. A shipment shall not exceed 750 tons, unless Buyer shall agree to the delivery of quantities in excess thereof. Any shipments rejected by Buyer shall be returned to Seller, at Seller's expense, and shall be credited against Buyer's purchase requirements hereunder.

         6.3 Redirection of Deliveries. Buyer shall have the right to redirect the delivery of coal purchased under this Agreement to any destination other than the Plant, so long as Buyer agrees to reimburse Seller for any additional transportation or handling costs incurred by Seller to effectuate such redirected deliveries.

     6.4 Alternate Supply Source. The source of coal subject to this Agreement shall be from the Mine. Seller, with Buyer's prior written approval , may deliver to Buyer coal conforming to the specifications set forth in Exhibit A, from an alternate source ("Alternate Source Coal"). Buyer shall retain the right to revoke such approval at Buyer's discretion upon providing Seller with seven
(7) days' prior written notification.

                                   ARTICLE VII


     7.1 Reserved.

                                  ARTICLE VIII
                                  FORCE MAJEURE

     8.1. Definition. The term "Force Majeure", as used herein, shall mean any causes beyond the control of the party affected thereby which arise through no fault, error or omission of the party asserting Force Majeure; and to the extent covered by this definition, include, but are not limited to, acts of God; acts of the public enemy; insurrections; riots; strikes; labor disputes; fires;
explosions; floods; roof falls, roof and floor intrusions, geologic pressure which traps equipment, underground flooding, aquifers, build up of methane gas or any other mining conditions which cause unusual or material dangers or unsafe working conditions at the Mine; breakdown of or damage to plants, equipment, or facilities ; accidents of navigation; interruptions to transportation; embargoes; orders or acts of military or civil authority (executive, judicial, or legislative), including, but not limited to, any regulation, direction, order, or request (whether valid or invalid) made by any governmental authority or person acting therefor, which is complied with in good faith; or other such causes of a similar or dissimilar nature which wholly or partly prevent the delivering, and/or loading of the coal by Seller, or the receiving, transporting and/or delivering of the coal by the carrier of the coal, or the accepting, utilizing and/or unloading of the coal by Buyer.

     8.2 Excuse of Performance. If, because of Force Majeure, either party hereto is reasonably prevented from performing its obligations under this Agreement, or Seller is reasonably prevented form transporting coal to be supplied under this Agreement and if such party promptly gives to the other party notice of the Force Majeure, the obligations of the party giving such notice shall be excused as of the commencement of the Force Majeure event to the extent affected by the Force Majeure and its continuance, provided the effect of such Force Majeure is eliminated insofar as possible with all reasonable dispatch. Any deficiencies in deliveries of coal hereunder, which are excused by Force Majeure, shall not be made up except by mutual written consent of the parties. Nothing herein shall be construed as requiring either party, to settle any labor dispute or as requiring Buyer, to treat or alter the characteristics of the coal or blend the coal with any other fuel including other coal, or to change Seller's then existing arrangements for transportation. A reduction in electrical demand or a reduction in coal supply demand or a change in market conditions shall not constitute a basis for claiming force majeure by either party.

     8.3 Notice. Notice of a Force Majeure event must be confirmed in writing within fifteen (15) days of the commencement of the Force Majeure event, and shall specify the nature of the event and include a good-faith estimate of the period of time for which, and the degree to which, performance will be affected. During the estimated period of time, the other party may make other arrangements to sell or purchase the estimated quantity of coal so affected for the estimated time period.

                                   ARTICLE IX
                          RIGHT TO TERMINATE AGREEMENT

     9.1 Non-Exclusive Remedy. The rights of one party or the other, or of both, to terminate this Agreement without liability, which are specifically stated in this Article and other parts of this Agreement, are not exclusive, but are in addition to any other rights recognized at law or in equity which may accrue to one party or the other by reason of circumstances and conditions not dealt with in these specific provisions.

     9.2 Force Majeure. If a Force Majeure event prevents the delivery or purchase of more than fifty percent (50%) of the minimum tons of coal to be supplied or received during a continuous three (3) month period or longer, then the party not suffering the Force Majeure, may, on ninety (90) days written notice terminate this Agreement; provided, that if the event of Force Majeure on which the right of termination was based is eliminated prior to the effective date of termination, the termination right is voided.

     9.3 Reserved.

     9.4 Default. Subject to the provisions of Article XX, in the event of the failure of either party to comply with any material obligation of this Agreement, either party shall have the right to terminate this Agreement at any time by giving to the other thirty (30) days' notice in writing of its intention to so terminate, specifying in reasonable detail the nature of the default. At the expiration of said thirty (30) days, unless the party in default shall have cured such default, the party not in default shall have the right at its election to terminate this Agreement forthwith. Such right to terminate shall be in addition to any other remedies at law or equity that the non-defaulting party may have against the defaulting party.

                                    ARTICLE X
                                 INDEMNIFICATION

     10.1 Scope. The Seller agrees to indemnify, defend and hold harmless the Buyer, its affiliates, and their agents and employees from any claims, demands, loss, cost, damages, expense or liability of any kind or nature, including attorneys' fees, resulting from the negligence or willful misconduct of Seller during the performance of this Agreement.

     10.2 Effect of Release. If the Seller obtains a release from any person for damages resulting from the performance of this Agreement, it shall not affect the Buyer's rights nor the Seller's obligations herein.

     10.3 Notice. The Seller agrees to immediately notify the Buyer in the event any accident, injury, or damage occurs during the course of performance of this Agreement, or in the event that anyone makes any claim for damages alleged to have resulted from the performance or nonperformance of this Agreement, or from the negligence of the Seller, its agents, or employees.

                                   ARTICLE XI

     11.1 Reserved

                                   ARTICLE XII
                                     NOTICES

     12.1 Notices. Any official notice, request for approval or other document required to be given under this Agreement shall be in writing, unless otherwise provided herein, and shall be deemed to have been sufficiently given (i) on the date of delivery in person or transmitted by facsimile or other electronic media, (ii) one business day after delivery to an established mail service for overnight delivery, or (iii) two (2) business days after dispatch in the United States mail, postage prepaid, for mailing by , certified mail , return receipt requested, and addressed as follows:

If the notice is to Buyer:

Ron Jochum
Vice President, Energy Generation
Vectren Energy Delivery of Indiana, Inc.
20 N.W. Fourth Street
Evansville, IN 47741

With a copy to:
Ronald E. Christian
Executive Vice President, General Counsel and Secretary
Vectren Corporation
20 N.W. Fourth Street
Evansville, IN 47741


If the notice is to Seller:

Randy Beck, President
Vectren Fuels, Inc.
20 N. W. Fourth Street
Evansville, IN   47741


                                  ARTICLE XIII
                                  GOVERNING LAW

     13.1 Governing Law. This Agreement and any questions concerning its validity, construction or performance shall be governed by the laws of the State of Indiana without reference to any choice of law provisions.


                                   ARTICLE XIV
                           RELATIONSHIP OF THE PARTIES

     14.1 Relationship. The Seller, and any person or entity performing on its behalf, shall not be an employee of the Buyer, but shall operate as and have the status solely as that of a vendor. The Buyer shall not be required to withhold or pay FICA tax, unemployment, workers' compensation, or other insurance or tax on behalf of the Seller, its agents or employees. The Seller shall not at any time hold itself out as an employee or agent of the Buyer. This Agreement does not create, nor shall it be deemed to create, as between Seller and Buyer, or any affiliate of either party, any relationship other than that of vendor and purchaser.

     The Buyer, and any person or entity performing on its behalf, shall not be an employee of the Seller, but shall operate as and have the status solely as that of a purchaser. The Seller shall not be required to withhold or pay FICA tax, unemployment, workers' compensation, or other insurance or tax on behalf of the Buyer, its agents or employees. The Buyer shall not at any time hold itself out as an employee or agent of the Seller. This Agreement does not create, nor shall it be deemed to create, as between Seller and Buyer, or any affiliate of either party, any relationship other than that of vendor and purchaser.


                                   ARTICLE XV
                                   ASSIGNMENT

     15.1 Assignment. Either party may assign this Agreement and its rights hereunder to its parent company, or any affiliate or subsidiary of its parent company or of itself, and only to such a party, without the consent of the other party. Otherwise, this Agreement may not be assigned wholly or in party by either party without the written consent of the other party, which consent shall not be unreasonably withheld. No assignment shall release the assignor from its financial responsibility hereunder, unless expressly agreed to in writing by the other party. Subject to the foregoing limitations, all of the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors, and assigns. Nothing stated herein shall be construed to limit Buyer's unilateral right to resell, transfer, pledge or assign the delivery right to any coal delivered under this Agreement after Buyer takes title thereto.

                                   ARTICLE XVI
                                INSPECTION RIGHTS

     16.1 Inspection. Each party and its duly authorized representatives shall have the right during regular business hours to make reasonable inspections of the other party's records pertaining to this Agreement, which shall include records pertaining to the quantity and quality of the coal supplied hereunder, along with shipping records relating to said coal. The party requesting an audit and/or inspection shall provide the other party with reasonable notice before exercising any of the foregoing audit and/or inspection rights. Notwithstanding the forgoing provisions of this Section 16.1, neither party shall have the right to review the operating costs and/or profits of the other party, unless there is a claim made by one party to the other party on such basis.

                                  ARTICLE XVII
                     COMPLETE AGREEMENT AND CONFIDENTIALITY

     17.1 Entire Agreement. This Agreement contains the entire agreement between the parties hereto, and no alteration or modification thereof shall be binding unless in writing and signed by Buyer and Seller. The titles of the Articles and Sections in this Agreement have been inserted as a matter of convenience for reference only and shall not control or affect the meaning or construction of the terms and provisions thereof.

     17.2 Confidentiality. Buyer and Seller agree to use reasonable efforts to maintain this Agreement (including attachments) as confidential and not to disclose, without the consent of the other party, the terms of this Agreement to any third parties (other than affiliates , consultants, legal counsel, and accountants retained by a party) except in response to or to avoid the issuance of legal process; provided that the parties may, without the consent of the other party, disclose this Agreement, with the request that it be treated as confidential, in connection with securing or maintaining any permits or license, in connection with any financing of securities, complying with reporting or filing requirements with any local, state, or federal agencies, or responding to any inquiries or requests by any state, local, or federal agencies.

                                  ARTICLE XVIII
                                    HEADINGS

     18.1 Headings. The headings of the Articles and Sections of this Agreement are included only as reference and shall not limit or alter the meaning or any of the terms and conditions of this Agreement.

                                   ARTICLE XIX
                                  SEVERABILITY

     19.1 Severability. The provisions of this Agreement are severable, and the invalidity or unenforceability of any one or more provision shall not affect or limit the validity of the remaining provisions. Should any particular provision be held to be unreasonable or unenforceable for any reason, then such provision shall be given effect and enforced to whatever extent would be reasonable and enforceable under the applicable law.

                                   ARTICLE XX
                               DISPUTE RESOLUTION

     20.1 Moratorium on Actions. Except as otherwise specifically provided in or permitted by this Agreement, all disputes, differences of opinion, or controversies arising in connection with this Agreement shall be resolved first, by the use in good faith for a period of ten (10) days, of mutual best efforts to arrive at an agreeable resolution

     IN WITNESS WHEREOF, Sellerand Buyer have caused this Agreement to be signed in their respective corporate names by their respective proper corporate officers.

Vectren Fuels, Inc.


By: /s/ Randy L. Beck
    -----------------------------------------
    Randy L. Beck

Its: President
    -----------------------------------------
         (Printed Name and Title)


VECTREN ENERGY DELIVERY OF INDIANA, INC.

By:  /s/ Ronald G. Jochum
     ----------------------------------------
     Ronald G. Jochum

Its: Vice President, Power Supply for SIGECO
    -----------------------------------------
         (Printed Name and Title)

                                    EXHIBIT A

                           COAL QUALITY SPECIFICATIONS


The following coal quality specifications ("Specifications") must be met with respect to each shipment of coal prepared for daily shipment during the Term of this Agreement. All of the following specifications are on an "as received" basis.

                                                                               Monthly                    Shipment
                                                                               Weighted                   Rejection
            COAL CHARACTERISTICS                Specifications                 Average                     Limits
---------------------------------------------- --------------------- ----------------------------- -------------------------
Calorific value, as received                   Min. 10750 BTU/lb            11,000 BTU/lb                 <10,750 BTU/lb
% Moisture, as received                        Max. 16.0%                     15.0%                      > 16.0%
% Ash, as received                             Max. 11%                       10.0%                      > 11.0%
SO2 (lb/mmBTU)                                 Max. 3.0 lb                1.60 lb SO2/mmbtu               >3.0 lb SO2/mmbtu
                                               SO2/mmbtu
Ash Fusion, softening, H=W red                 Min. 2100 deg, F               2,350                     < 2100 deg, F
Hardgrove Grindability Index                   Min. 45                           50                     < 45
Slagging Index                                 Max. 2.0                         .20                     > 2.0
Nominal Size                                   Max. 2" x 0"                11/2" x 0"                      > 2" x 0"
Percent passing 1/4 inch screen                Max. 60%                          60%                        > 60%
Mineral Analysis of Ash:                       Max. 25%                          10%                      > 25%
           Ferric Oxide, Fe203
Coal Seam:                                     Springfield #5
County coal mined in:                          Gibson



The above coal quality specifications must be met with respect to each shipment of coal prepared for daily shipment against this Agreement. Such daily shipment shall not exceed 750 tons, unless otherwise mutually agreed to by the parties.


                                    EXHIBIT B

Penalties:
------------------------------------- ----------------------------------- -----------------------------------
                                                                           Penalty per Unit for Exceedance
      Monthly Weighted Average                Unit of Exceedance           or any portion thereof (Penalty
                                                                                      per MMBTU)
------------------------------------- ----------------------------------- -----------------------------------
             Moisture %                               1%                                 $.01
               Ash %                                  1%                                 $.01
            SO2 lb/MMBTU                            .1 lb                                $.01



Premiums:

                                                                                 Penalty per Unit for
      Monthly Weighted Average              Unit of Overachievance          Overachievance or any portion
                                                                             thereof (Premium per MMBTU)
------------------------------------- ----------------------------------- -----------------------------------
             Moisture %                               1%                                 $.01
               Ash %                                  1%                                 $.01
            SO2 lb/MMBTU                            .1 lb                                $.01


                   EXAMPLE OF HOW PENALTIES WILL BE CALCULATED


                                                 1 - Moisture            2 - Ash               3 - SO2

----------------------- --------------------- -------------------- --------------------- --------------------
 Hypothetical Monthly
   Weighted Average              A                   15.4%                10.2%                 1.8#
   Monthly Weighted
Average per Exhibit A            B                   15.0%                10.0%                 1.6#
      Exceedance               A - B                  .4%                  .2%                   .2#
# of Exceedance Units
  or Portion Thereof             C                    .4                    .2                    2
     Penalty Per
   Exceedance Units              D                    .01                  .01                   .01
  Penalty Per MMBTU
                               C x D                 .004                  .002                  .02
   Penalty on 3,000
 tons (assumes 11,000                               $264.00              $132.00              $1,320.00
     BTUs per lb)


                   EXAMPLE OF HOW PREMIUMS WILL BE CALCULATED



                                                 1 - Moisture            2 - Ash               3 - SO2

----------------------- --------------------- -------------------- --------------------- --------------------
 Hypothetical Monthly
   Weighted Average              A                   14.6%                 9.8%                 1.4#
   Monthly Weighted
Average per Exhibit A            B                   15.0%                10.0%                 1.6#
    Overachievance             B - A                  .4%                  .2%                   .2#
 # of Overachievance
   Units or Portion              C                    .4                    .2                    2
       Thereof
     Premium Per
 Overachievance Units            D                    .01                  .01                   .01
  Premium Per MMBTU
                               C x D                 .004                  .002                  .02
Premium on 3,000 tons
 (assumes 11,000 BTUs                               $264.00              $132.00              $1,320.00
       per lb)

